UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 21, 2017

BlackLine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37924	46-3354276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

21300 Victory Boulevard, 12th Floor

Woodland Hills, CA 91367

(Address of principal executive offices, including zip code)

(818) 223-9008

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2017, the Board of Directors (the “Board”) of BlackLine, Inc. (“BlackLine” or the “Company”) appointed Kevin Thompson to serve as a member of the Board, effective October 1, 2017.  Mr. Thompson will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2018. Mr. Thompson will also join the Audit Committee of the Board (the “Audit Committee”).

Mr. Thompson is currently President and Chief Executive Officer of SolarWinds Inc., an enterprise information technology infrastructure management software company, and has held several positions since he joined the company in 2006. Prior to joining SolarWinds, Mr. Thompson was Chief Financial Officer of Surgient, Inc., a software company, from November 2005 until March 2006 and was Senior Vice President and Chief Financial Officer at SAS Institute, a business intelligence software company, from September 2004 until November 2005. From October 2000 until August 2004, Mr. Thompson served as Executive Vice President and Chief Financial Officer of Red Hat, Inc., an enterprise software company. Mr. Thompson holds a B.B.A. from the University of Oklahoma. He has also serves on the board of directors of Instructure, Inc. and from 2013 to 2016 served on the board of directors of Barracuda Networks and from 2006 until its acquisition by Oracle Corporation in 2016 served on the board of directors of Netsuite Inc.

In accordance with the Company’s Outside Director Compensation Policy, which was described in the Company’s proxy statement for its 2017 annual meeting of stockholders, Mr. Thompson is entitled to cash and equity compensation for service on the Board and its Audit Committee. Mr. Thompson will also enter into BlackLine’s standard form of indemnification agreement, which has been previously filed with the SEC.

Mr. Thompson was selected to the Board pursuant to the terms of the Stockholders Agreement, dated October 27, 2016, between the Company and certain stockholders named therein (the “Stockholders Agreement”) which required the Board to increase the size of the Board by one director and appoint to the Board and Audit Committee an individual that qualifies as an Independent Director and as an audit committee financial expert prior to the first anniversary of the date of the Company’s initial public offering. Pursuant to the terms of the Stockholders Agreement, Mr. Thompson was nominated by Silver Lake Sumeru (as defined in the Stockholders Agreement) to serve as a member of the Board and as a member of the Audit Committee. He was then elected by the full Board. There are no family relationships between Mr. Thompson and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by BlackLine, Inc., dated September 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackLine, Inc.

By:	/s/ Mark Partin
Name:	Mark Partin
Title:	Chief Financial Officer

Date: September 27, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by BlackLine, Inc., dated September 27, 2017